As filed with the Securities and Exchange Commission on June 24, 1997.

                                               Registration No. 333-
                                                                    ----------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933



                        LOUIS DREYFUS NATURAL GAS CORP.
               (Name of Registrant as specified in its charter)


             Oklahoma                               73-1098614
  (State or jurisdiction of                      (I.R.S. Employer
incorporation or organization)                  Identification No.)

                    14000 QUAIL SPRINGS PARKWAY, SUITE 600
                         OKLAHOMA CITY, OKLAHOMA 73134
                                (405) 749-1300
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                     -------------------------------------


               LOUIS DREYFUS NATURAL GAS CORP. STOCK OPTION PLAN
                           (Full title of the plan)

                               JEFFREY A. BONNEY
                    14000 QUAIL SPRINGS PARKWAY, SUITE 600
                         OKLAHOMA CITY, OKLAHOMA 73134
                                (405) 749-1300
         (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy to:
                           J. Bradford Hammond, Esq.
                  Crowe & Dunlevy, A Professional Corporation
                             500 Kennedy Building
                               321 South Boston
                          Tulsa, Oklahoma 74103-3133
                                (918) 592-9800




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
                                  CALCULATION OF REGISTRATION FEE
=================================================================================================
                                             PROPOSED           PROPOSED
                                             MAXIMUM            MAXIMUM
TITLE OF SECURITIES      AMOUNT TO        OFFERING PRICE       AGGREGATE           AMOUNT OF
 TO BE REGISTERED      BE REGISTERED       PER SHARE (1)     OFFERING PRICE (1)  REGISTRATION FEE
-------------------------------------------------------------------------------------------------
Common Stock, par
value $0.01 per share    1,000,000            $ 17.44          $17,437,500            $5,285

=================================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee.  A total of 1,000,000 additional shares have been reserved under the
    Registrant's Stock Option Plan and are being registered hereby.  The proposed maximum aggregate offering price has been calculated based on the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange for June 19, 1997, which average price was $17.44 per share.


     The contents of the Registrant's Registration Statement on Form S-8 (File No. 33-92724) relating to the Louis Dreyfus Natural Gas Corp. Stock Option Plan (the "Plan") are incorporated herein by reference. On February 6, 1997 the Board of Directors authorized and on May 20, 1997 the shareholders of the Registrant approved the amendment and restatement of the Plan, in part, to increase the number of shares of Common Stock issuable pursuant to the Plan by 1,000,000 shares for a total of 2,000,000 shares. This Registration Statement has been filed in accordance with General Instruction E to Form S-8 for the purpose of registering the offer and sale of such 1,000,000 additional shares of Common Stock that may be issued or sold by the Registrant in connection with the Plan.

     For a list of exhibits filed as part of this Registration Statement, see the Exhibit Index hereto.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Oklahoma City, State of Oklahoma on June 24, 1997.

                            LOUIS DREYFUS NATURAL GAS CORP.

                            BY:   /s/ Jeffrey A. Bonney
                               ----------------------------------
                                  Jeffrey A. Bonney
                                  Vice President and Chief Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933, this

Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Name                                      Position                                   Date
  ------                                    ----------                                 ------
Mark E. Monroe        *        President, Chief Executive Officer and               June 24, 1997
-----------------------        Director (principal executive officer)
Mark E. Monroe

Richard E. Bross      *        Executive Vice President and Director                June 24, 1997
-----------------------
Richard E. Bross

/s/ Jeffrey A. Bonney          Vice President and Chief Accounting                  June 24, 1997
-----------------------        Officer (principal accounting and
Jeffrey A. Bonney              financial officer)

Simon B. Rich, Jr.    *        Chairman of the Board of Directors                   June 24, 1997
-----------------------
Simon B. Rich, Jr.

Daniel R. Finn, Jr.   *        Director                                             June 24, 1997
-----------------------
Daniel R. Finn, Jr.
John J. Hogan, Jr.    *        Director                                             June 24, 1997
-----------------------
John J. Hogan, Jr.

James R. Paul         *        Director                                             June 24, 1997
-----------------------
James R. Paul

James T. Rodgers, III *        Director                                             June 24, 1997
-----------------------
James T. Rodgers, III

*By: /s/ Jeffrey A. Bonney
     Jeffrey A. Bonney
     Attorney in Fact

                               INDEX TO EXHIBITS
                               -----------------

EXHIBIT
  NO.                             DESCRIPTION
  ---                             -----------

  5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, on legality of securities.

 23.1        Consent of Ernst & Young.

 23.2 Consent of Crowe & Dunlevy, A Professional Corporation (included in Exhibit 5.1).

 24.1        Powers of Attorney.
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